As filed with the Securities and Exchange Commission on August 17, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Allied Nevada Gold Corp.

(Exact name of registrant as specified in its charter)

Delaware	20-5597115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9790 Gateway Drive, Suite 200, Reno, Nevada	89521
(Address of Principal Executive Offices)	(Zip Code)

Allied Nevada Gold Corp. Deferred Phantom Unit Plan

Allied Nevada Gold Corp. Deferred Share Unit Plan

(Full title of plan)

Stephen M. Jones

Executive Vice President and Chief Financial Officer

Allied Nevada Gold Corp.

9790 Gateway Drive, Suite 200

Reno, Nevada 89521

(Name and address of agent for service)

(775) 385-4455

(Telephone number, including area code, of agent for service)

with copies to:

David S. Stone, Esq.

Neal, Gerber & Eisenberg LLP

Two North LaSalle Street

Chicago, Illinois 60602

(312) 269-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.001 per share(3)	300,000	$27.53	$8,259,000	$946.48
Common Stock, par value $.001 per share(4)	500,000	$27.53	$13,765,000	$1,577.47

(1)	Pursuant to Rule 416 of the Securities Act of 1933, also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of common stock as reported on the NYSE MKT on August 15, 2012.
(3)	Represents Common Stock, par value $.001 per share, issuable pursuant to the Allied Nevada Gold Corp. Deferred Phantom Unit Plan.
(4)	Represents Common Stock, par value $.001 per share, issuable pursuant to the Allied Nevada Gold Corp. Deferred Share Unit Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by Allied Nevada Gold Corp. (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Commission on February 27, 2012;

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012, filed with the Commission on May 7, 2012 and August 7, 2012, respectively;

(c) The Company’s Current Reports on Form 8-K, filed with the Commission on February 6, 2012 (only with respect to Items 5.08 and 8.01 and Exhibit 99.1), February 21, 2012, March 9, 2012 (with respect to earliest event reported dated March 5, 2012), March 9, 2012 (with respect to earliest event reported dated March 7, 2012), May 8, 2012, May 16, 2012 (only with respect to Items 1.01 and 8.01 and Exhibits 10.1 and 99.2), May 18, 2012 and May 29, 2012; and

(d) The description of the Company’s common stock, par value $.001 per share (“Common Stock”) contained in the Company’s Registration Statement on Amendment No. 4 to Form 10 which was filed on April 23, 2007, pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which the person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Article ELEVENTH of the Company’s Certificate of Incorporation and Article VIII of the Company’s By-laws provide that the Company is authorized to provide indemnification and advancement of expenses to its directors and officers to the fullest extent permitted by Delaware’s General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Company’s Certificate of Incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by law.

The Company maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other act, and (b) to the Company with respect to payments which may be made by the Company to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Allied Nevada Gold Corp. Deferred Phantom Unit Plan (incorporated by reference to Appendix C to the Company’s Proxy Statement on Schedule 14A filed on October 19, 2011).

4.2	Allied Nevada Gold Corp. Deferred Share Unit Plan (incorporated by reference to Appendix D to the Company’s Proxy Statement on Schedule 14A filed on October 19, 2011).

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Ehrhardt Keefe Steiner & Hottman PC.

23.2	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on August 17, 2012.

ALLIED NEVADA GOLD CORP.
(Registrant)

By:	/s/ Scott A. Caldwell
Scott A. Caldwell
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott A. Caldwell and Stephen M. Jones, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott A. Caldwell	President, Chief Executive Officer and Director	August 17, 2012
Scott A. Caldwell	(Principal Executive Officer)

/S/ Stephen M. Jones	Executive Vice President – Chief Financial Officer	August 17, 2012
Stephen M. Jones	(Principal Financial and Accounting Officer)

/s/ Robert M. Buchan	Executive Chairman and Director	August 17, 2012
Robert M. Buchan

/s/ John W. Ivany	Director	August 17, 2012
John W. Ivany

/s/ Cameron A. Mingay	Director	August 17, 2012
Cameron A. Mingay

/s/ Terry M. Palmer	Director	August 17, 2012
Terry M. Palmer

/s/ Carl Pescio	Director	August 17, 2012
Carl Pescio

/s/ D. Bruce Sinclair	Director	August 17, 2012
D. Bruce Sinclair

/s/ Robert G. Wardell	Director	August 17, 2012
Robert G. Wardell

EXHIBIT INDEX

4.1	Allied Nevada Gold Corp. Deferred Phantom Unit Plan (incorporated by reference to Appendix C to the Company’s Proxy Statement on Schedule 14A filed on October 19, 2011).

4.2	Allied Nevada Gold Corp. Deferred Share Unit Plan (incorporated by reference to Appendix D to the Company’s Proxy Statement on Schedule 14A filed on October 19, 2011).

5.1	Opinion of Neal, Gerber & Eisenberg LLP.

23.1	Consent of Independent Registered Public Accounting Firm of Ehrhardt Keefe Steiner & Hottman PC.

23.2	Consent of Neal, Gerber & Eisenberg LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).